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Exhibit 23

CONSENT

        We consent to the incorporation by reference in this annual report on Form 11-K for the year ended December 31, 2001, of our report dated April 24, 2002, appearing in the Registration Statement on Form S-8 (file No. 0-8707) of Nature's Sunshine Products, Inc. Tax Deferred Retirement Plan filed with the Securities and Exchange Commission pursuant to the Securities Act of 1993 which became effective May 22, 1995.

/s/ GRANT THORNTON LLP

Provo, Utah
June 24, 2002

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  Exhibit 23
CONSENT